REXHALL INDUSTRIES, INC.
                     25655 Springbrook Avenue
                     Saugus, California 91350

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Rexhall Industries, Inc.
("Company") will be held at the Hampton Inn, 25259 The Old Road,
Newhall, California, 91321, on Tuesday, May 26, 1994, at 2:00 p.m., California time for the following purposes:

1. To elect its Board of Directors to serve for the ensuing year;

2. To ratify the selection of Deloitte & Touche as the independent public accountants of the Company for the year ending December 31, 1994;

3. To consider and act upon a proposal to amend the Company's 1989 Incentive and Non-statutory Stock Option Plan.

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

The stock transfer books of the Company will not be closed, but only holders of common stock of record at the close of business on April 18, 1994 will be entitled to vote at the meeting.

Your proxy is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend.

Cheryl L. Rex
Secretary

DATED: April 18,1994

                     REXHALL INDUSTRIES, INC.
                     25655 Springbrook Avenue
                     Saugus, California 91350

          PROXY STATEMENT FOR ANNUAL MEETING TO BE HELD
                      MAY 26,1994,2:00 P.M.

Your proxy is solicited on behalf of the Board of Directors of Rexhall Industries, Inc. ("Company") for use at the annual meeting of shareholders to be held at the above date at the Hampton Inn, 25259 The Old Road, Newhall, California, 91321. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares will be voted for the election of the five (5) nominees for director named herein, for approval of the amendments of the Company's 1989 Incentive and Non-statutory Stock Option Plan, and for the approval of Deloitte & Touche as the Company's independent accountants for the year ending December 31, 1994. A proxy given by a shareholder may be revoked at any time before it is exercised by notifying the Secretary of the Company in writing of such revocation, by giving another proxy bearing a later date or by voting in person at the meeting.

The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail. In addition the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of common stock of the Company.

The Company's annual report, including financial statements for its fiscal year ended December 31, 1993, is being mailed to all shareholders concurrently herewith. The annual report is not part of the proxy materials.

The Company's annual report on Form 10-K SB for the year ended December 31, 1993, as filed with the Securities and Exchange Commission, is available without charge upon written request from the Secretary of the Company at the address set forth above.

Holders of common stock of record at the close of business on April 18, 1994 will be entitled to vote at the meeting. There were 2,389,000 shares of common stock outstanding at that date. Each share is entitled to one vote and a majority of the shares of common stock outstanding is necessary to constitute a quorum for the meeting. The shareholders have cumulative voting rights in the election of directors. Under the cumulative voting method, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast this total number of votes for any one candidate or distribute the total number of votes in any proportion among as many candidates as the shareholder desires. A shareholder may not cumulate his votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and unless a shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes. If any shareholder gives such notice, all shareholders may then cumulate their votes.

                      ELECTION OF DIRECTORS

The Company's directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The number of directors presently authorized by the By-laws of the Company is five (5).

Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees, all of whom are now members of and constitutes the Company's Board of Directors. The Company is advised that all of the nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director of the Company prior to voting, the proxy holders will vote for a substitute nominee in the exercise of their best judgment.

Information Concerning Nominees

Information concerning the nominees based on data furnished by them is set forth below:

WILLIAM J. REX, age 43, a founder of the Company, has served as the Company's chief executive from its inception as a general partnership in July 1986. In January 1987, when the Company began operations in corporate form, Mr. Rex became the Company's President and Chairman of the Board, offices which he continues to hold. From March 1983 until founding the Company, Mr. Rex served in various executive capacities for Establishment Industries, Inc., a manufacturer of Class A and Class C motorhomes which was acquired in June 1985 by Thor Industries, Inc., a large manufacturer of recreational vehicles. His last position with Establishment Industries, Inc. was President. From 1970 until March 1983, Mr. Rex was employed in various production capacities by Dolphin Trailer Company, a manufacturer of a wide range of recreational vehicle products. At the time he left Dolphin Trailer Company (which changed its name to National R.V., Inc. in 1985), Mr. Rex was Plant Manager in charge of all production and research and development.

W. MICHAEL HILL, age 48, joined the Company as Executive Vice President in November, 1990 and became a member of the Board of Directors in March, 1991. From October 1982 until joining the Company, Mr. Hill served as President of Executive Industries, Inc. where he served as Chief Operating Officer and later as Chief Executive Officer. Executive Industries was a manufacturer of Recreational Vehicles.

AL J. THEIS, age 76, became a director in August 1987. Mr. Theis is a consultant to the recreational vehicle industry and consults with the Company relating to financial matters and in development of global sales. From August 1987 to February 1991, Mr. Theis was employed by the Company as Chief Financial Officer. From February 1982 until June 1984, he was employed by Establishment Industries, Inc., as Chief Financial Officer and Corporate Planner.

DONALD C. HANNAY, age 66, joined the Company in December 1987 and is responsible for product sales and marketing. He became a director in May 1989. From April 1982 until August 1987, he was employed by Establishment Industries, Inc. as Vice President, Sales and Marketing where he built the Establishment's dealer network and was responsible for dealer sales. From August 1987 until joining the Company, he was employed as General Sales Manager by Komfort Industries of California, Inc., a recreational vehicle, manufacturer located in Riverside, California.

ROBERT A. LOPEZ, age 54, is President of Nickerson Lumber and Plywood. Robert started his employment with Nickerson as an outside salesman in 1969 and in 1980 he became a partner and purchased Nickerson Lumber stock. He was elected as President of Nickerson in 1981. His background in marketing products primarily to residential builders, manufactured housing and recreational vehicle assemblers will be a great asset in further developments of marketing Rexhall products in both the domestic and global markets. In his spare time, if any, Bob is captain of San Fernando Rangers, a nonprofit organization working to use horses as therapeutic conditioning for mentally and physically disabled children.

Information Concerning Directors and Committees

During 1992, there were four meetings of the Board of Directors. Outside directors receive $350 per meeting for serving the Company as members of the Board. Directors may also be reimbursed for reasonable expenses relating to attendance at meetings of the Board or a Committee of the Board. Each Director attended all of the Board meetings held during his tenure as a director in 1993.

There are the following Committees of the Board of Directors:

Audit Committee. The Audit Committee consists of William J. Rex, Al J. Theis and Robert A. Lopez. The Audit Committee is to meet with representatives of the Company's independent auditors and with representatives of senior management. The committee recommends the engagement or discharge of the Company's independent auditors, consults with the auditors as to the adequacy of internal accounting procedures and reviews and approves financial statements and reports. The Audit Committee met one time in 1993.

Compensation Committee. The Compensation Committee consists of William J. Rex, Al J. Theis and W. Michael Hill. The Compensation Committee is responsible for reviewing and reporting to the Board on the recommended annual compensation for officers including salary, bonuses, and other forms of compensation and remuneration and also administers the Company's Stock Option Plan. The Compensation Committee met three times in 1993.

The Company has no standing nominating or similar committee whose function is to consider or recommend nominees to the Board of Directors.

Securities Ownership

The following table sets forth information as of April 18, 1994 concerning the ownership of the Company's Common Stock (the only class of securities outstanding) by all persons known by the Company to be beneficial owners of more than five percent (5%), by all directors and nominees for directors owning Common Stock, and by all directors and officers as a group:

                                        Number of      Percent of
                                         Shares       Outstanding
Name of Beneficial Owner              Beneficially     Shares at
or Identity of Group                    Owned (1)    April 17,1993

William J. Rex (1)                      1,231,000       51.5%
c/o Rexhall industries, Inc.
25655 Springbrook Avenue
Saugus, CA 91350

All Directors and Officers as a Group
(5 persons)                            1,231,000         51.5%

(1) The person named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, subject to applicable community property law.

Executive Compensation

The following table sets forth certain information as to each of the five highest paid of the Company' s executive officers whose cash compensation exceeds $100,000 for the year ended December 31, 1993:

                    SUMMARY COMPENSATION TABLE

                                                      Other Annual
Name and                                              Compensation
Principal Position       Year   Salary($)  Bonus           $(1)

William J. Rex             93   250,000    54,000           ---
President & CEO            92   250,000    51,000           ---
                           91   250,000    70,000           ---

William M. Hill            93    72,000    84,000           ---
Executive V.P./CFO         92    68,000       ---           ---
                           91    63,000    50,000           ---

Donald C. Hannay, SR.      93    42,000    73,000           ---
V.P. of Sales & Marketing  92    22,000(2)    ---           ---
                           91    50,000    59,000           ---

N/A                        93
                           92
                           91

N/A                        93
                           92
                           91

(1) The unreimbursed incremental cost to the company of providing perquisites and other personal benefits during 1993 did not exceed as to any named officer the lesser of $50,000 or 10% of the total 1993 salary and bonus paid to such named officer and, accordingly, is omitted from the table. These benefits included (i) reimbursement for medical expenses and(ii) amounts allocated for personal use of company owned automobile provided to Mr. Rex.

(2) Mr. Hannay left the Company for seven months during 1992.

Compensation Committee Report

In 1992 the Company extended for 2 years an employment agreement with William Rex. The employment agreement provides for an annual salary of $250,000 plus a bonus determined monthly in the amount of 10% before bonus and taxes. Other Executive Officers are compensated based on the following factors:(1) the financial results of the Company during the prior year, (2) compensation paid to executive officers in prior years, (3) extraordinary performance during the year and (4) compensation of executive officers employed by competitors.

Directors who are not Executive Officers are paid $350 per Board
Meeting and there are four Board Meetings per year.

The Company also has an incentive program under which it pays supervisory employees involved in sales and production a cash bonus based on specific performance criteria. Committee members: William
J. Rex, William M. Hill and Al J. Theis.

Stock Option Plan

In May 1989, the Company adopted the 1989 Incentive and Nonstatutory Stock Option Plan (the "Option Plan"), which provides for the granting of (i) incentive stock options pursuant to Section 422A of the Internal Revenue Code of 1986, as amended, to key employees, and (ii) nonstatutory stock options to key employees and directors and consultants to the Company designated by the Board as eligible under the Option Plan. Under the Option Plan, options for up to 225,000 shares may be granted. Approval of an amendment of the Option Plan that will increase by 225,000 the number of shares authorized for issuance under the Option Plan (from an original 225,000 shares to 450,000 shares as amended) is being sought at the annual meeting. See "Proposed Amendments to 1989 Incentive and Non-statutory Stock Plan" for a description of the Option Plan.

The following table sets forth information as to all options to purchase Common Stock which were granted to Executive Officers specified in the table under "Cash Compensation" above who received options during the year ended December 31,1993:

                    Option/SAR Grants in 1993

                  # of Securities         % of Total
                   Underlying           Options/SARs  Exercise
                  Options/SARs  Granted to Employees  or Base     Expiration
Name                Granted (#)       in Fiscal Year  Price($/Sh)       Date

William J. Rex       112,000                51%          $3.12         1998
William M. Hill       30,000                14%           3.25         1998
Donald C. Hannay      22,000                10%           3.25         1998


In 1993, certain options previously granted under the Company's Stock Option Plan were canceled and re-granted at exercise prices which took into account the declining market price of the Company's Common Stock. The vesting schedules of the re-granted options were also revised.

                    Option/SAR Grants Canceled

                        # of Securities
                        Underlying       % of Total Option  Base
                        Options/SARs       Grants canceled  Price  Expiration
Name              Year  Grants Canceled(1)    to employees  ($/SH)    Date

William J. Rex    1993        65,000              72%       $5.36     1995
                  1992
                  1991

William M. Hill   1993
                  1992
                  1991

Donald C. Hannay  1993        10,000              11%       4.875     1995
                  1992
                  1991

(1) Options that were granted in 1990, that were canceled in 1993. There were no grants canceled prior to 1993.

No director who was not an Executive Officer was granted any stock options during the year ended December 31, 1993. There were 220,000 shares of stock options granted in 1993. No stock option was exercised during the year ended December 31, 1993.

Effective May 1, 1991, the Securities and Exchange Commission adopted new rules (the "New Rule(s)") regarding reporting of beneficial ownership of securities by directors, officers and persons who own more than ten percent of the Company's Common Stock ("Reporting Persons"). Under the rules which existed prior to May 1, 1991 (the "Old Rule(s)"), employee stock options granted under a plan which complied with Old Rule 16b-3 were exempt from reporting under Old Rule 16a-6(c). Under the transition provisions applicable to the New Rules, Reporting Persons are required to report derivative securities acquired under the Old Rules on the first form otherwise required to be filed after May 1, 1991.

William J. Rex, the Company's Chairman of the Board , President, Chief Executive Officer and principal shareholder, timely filed a Form 4 in May 1993 in which he reported the grant of employee stock options under the Company's 1989 Incentive and Nonstatutory Stock Option Plan. In such Form 4, and pursuant to the transition provisions applicable to the New Rules discussed above, Mr. Rex also reported the grant of options to him before May 1, 1991 that were exempt from earlier reporting but did not report in that Form 4 that such previously granted options had been canceled in exchange for the grant of additional options that were subject to material contingencies and therefore not reportable under the New Rules until the contingencies were satisfied. Such cancellation was reported in an amended Form 4 filed later in May 1993.

Aggregated Option/SAR Exercises 1993 and RY-End Option/SAR Values

                                       #of Securities               Value of
                                       Underlying                unexercised
                                       Unexercised              In-The-Money
             Shares                    Options/Sars at   Options/Sars FY-End
             Acquired on   Value       FY-End Exercisable        Exercisable
Name         Exercised(#)  Realized($) Unexercisable(2)    Unexercisable (1)

William J. Rex    ---         ---          0/112,000           $ 0/407,000
William M. Hill   ---         ---           0/30,000            $ 0/98,000
Donald C. Hannay  ---         ---           0/22,000            $ 0/72,000

(1)12/31/93 close price $6 1/4 vs. option price.
(2)Options Become exercisable on April 21, 1994.

            PROPOSED AMENDMENTS TO 1989 INCENTIVE AND
                     NON-STATUTORY STOCK PLAN

In June 1989, the Company adopted an incentive and non-statutory stock option (the "Option Plan") covering 225,000 shares of Common Stock. In March 1994, the Board of Directors amended the Option Plan, subject to shareholder approval (which is being sought at the meeting), to increase both the total number of shares covered by the Option Plan, and the number of shares of Common Stock that may be optioned under the Option Plan to directors or non-director officers, from 225,000 to 450,000.

The Board of Directors believes that the selective use of stock options is an effective means of attracting, motivating and retaining employees and that the availability of the shares covered by the Option Plan, as amended is essential to the success of the Company. The Board of Directors recommends that the shareholders approve the proposed amendments. The affirmative vote of a majority of all shares of the Company present at the meeting in person or by proxy is required to approve the amendments.

The summary of the provisions of the Option Plan which follows is not intended to be complete. A copy of the Option Plan, as amended by the Board, will be furnished without cost to shareholders on request to William M. Hill, Executive Vice President and Chief Financial officer, Rexhall Industries, Inc., 25655 Springbrook Avenue, Saugus, California, 91350.

     Summary of the Provisions of the Option Plan As Amended

The Company's Option Plan provides for the granting of (i) incentive stock options to key employees and (ii)non-statutory stock options to key employees and non-employee director of the Company and any person who performs consulting or advisory services for the Company and who is by the Board of Directors, the Stock
Option Committee or income tax distinctions of incentive and non-statutory stock options, see "Federal Income Tax Consequences of Incentive Stock Options and Non-statutory Stock Options," below.

The maximum number of shares of the Company's Common Stock that may be issued pursuant to the exercise of options granted under the Option Plan, as amended, is 450,000 shares (subject to adjustment in the event of stock dividends, splits, reverse splits, recapitalization, mergers or other similar changes in the Company's capital structure). No more than 450,000 shares may be optioned and sold to directors or nondirector officers under the Option Plan as amended. All options must be granted, if at all, not later than May 31, 1999. The aggregate fair market value (determined as of the date the option is granted) of the shares of Common Stock to which incentive stock options granted under the Option Plan are exercisable for the first time by any employee of the Company during any calendar year may not exceed $100,000. This limitation shall not apply with respect to non-statutory stock options.

The Option Plan is administered by the Compensation Committee of the Board of Directors, consisting of Mr. Rex, Mr. Theis and Mr. Hill, which determines the terms of options granted, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the Option Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable during the lifetime of the optionee only by such optionee. Incentive stock options and nonstatutory stock options may be granted for exercise for periods up to five and ten years, respectively, from the date granted.

Options granted under the Option Plan are evidenced by written agreements specifying the number of shares covered thereby and the option price, the exercise period and all other terms, restrictions and conditions of the option. The exercise price of all stock options granted under the Option Plan must be at least equal to the fair market value of such shares on the date of grant. With respect to any optionee who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any stock option must be less than 110% of the fair market value on the date of grant.

Options must be exercised only by written notice from the optionee (or his estate or other legal representative) to the Company accompanied by payment of the option price in full. The option price may be paid in cash, cash equivalents (certified of cashier's check), or with shares of Common Stock of the Company.

No options have been granted under the Option Plan in 1994. The following table sets forth information from inception of Option Plan through December 31, 1993 concerning the net number of options under the Option Plan that has been received by (i) each of the Company's current executive officers, (ii) each nominee for election as director, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, and (v) all employees who are not executive officers:

                                                               No. of shares
                                                                  covered by
Name of Person or Group        Position with the Company             Options

William J. Rex          Chairman of the Board, President and         112,000
                        Chief Executive Officer; and Nominated Director

William M. Hill         Executive Vice President and Chief            30,000
                        Financial Officer; and Nominated Director

Donald C. Hannay, Sr.   Vice President of Sales and Marketing;        22,000
                        and Nominated Director

Al J. Theis             Nominated Director                             5,000

All current executive officers as a group                            164,000

All current directors who are not executive officers as a group        5,000

All employees who are not executive officers as a group               56,000

<page

Federal Income Tax Consequences of Incentive Stock Options and Non-statutory Stock Options

THE FOLLOWING DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS AS OF THE DATE OF THIS PROXY STATEMENT. BECAUSE THE CURRENTLY APPLICABLE RULES ARE COMPLEX AND THE TAX LAWS MAY CHANGE AND BECAUSE INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PARTICIPANT, EACH PARTICIPANT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING FEDERAL (AND ANY STATE AND LOCAL) INCOME TAX CONSEQUENCES. THE FOLLOWING DISCUSSION DOES NOT PURPORT TO DESCRIBE STATE OR LOCAL INCOME TAX CONSEQUENCES.

Options so designed under the Option Plan are intended to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "code"). All options that are not designated as ISOs are intended to be "non-statutory stock options" ("NSOs").

Tax Treatment of the Optionee

Incentive Stock Options. The optionees will recognize no income upon the grant of an ISO and incur no tax on its exercise (unless the optionee is subject to the alternative minimum tax described below). If the optionee holds the stock acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the shares.

If the optionee disposes of ISO shares prior to the expiration or either required holding period (a "disqualifying disposition"), then gain realized upon such disposition, up to the difference between the fair market value of the shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the optionee. Special rules apply to officers and directors of the Company. See "Special Considerations for Officers and Directors," below.

Alterative Minimum Tax. The difference between the fair market value of stock purchased by exercised of an ISO measured as of the date of exercise (or, in the case of exercise for stock for stock subject to a substantial risk of forfeiture, at the time such forfeiture restriction lapses) and the amount paid for that stock upon exercise of the ISO is an adjustment to income for purposes of computation of the alternative minimum tax.

For tax years beginning in 1993 or thereafter, the alternative minimum tax (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of so much of the taxable excess as does not exceed $175,000, plus 28% of so much of the taxable excess as exceeds $175,000 of an individual taxpayer's alternative minimum taxable income. Alternative minimum taxable income is determined by adjusting regular taxable income. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount ($45,000 in the case of a joint return, subject to reduction under certain circumstances). An alternative minimum tax adjustment applies unless a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO (or lapse of the forfeiture restrictions on the ISO Shares). Special rules apply to officers and directors of the Company. See "Special Considerations for Officers and Directors," below.

Non-statutory Stock Options. An optionee will not recognize any taxable income at the time an NSO is granted. However, upon exercise of an NSO, the optionee will include in income, is compensation an amount equal to the difference between the fair market value of the shares on the date of exercise (or, in the case of exercise for stock subject to a substantial risk of forfeiture, at the time such forfeiture restriction lapses) and the amount paid for the optionee makes an 83(b) election, the included amount will be based on the difference between the fair market value on the date of exercise and the option exercise price. The included amount will be treated as ordinary income by the optionee and will be subject to income tax withholding by the Company (either by payment in cash by the optionee or withholding out of the optionee's salary). Upon sale of the shares by the optionee, any appreciation or depreciation in the value of the shares will be treated as capital gain or loss (either long or short term-depending upon the time the optionee holds the shares after exercising the NSO). Special rules apply to officers and directors of the Company. See "Special Considerations for Officers and Directors," below.

Special Considerations for Officers and Directors. If optionee is an officer or director of the Company who is potentially subject to short-swing profits liability under Section 16(b) of the Securities Exchange Act of 1934, ISO Shares purchased by the Optionee within six months from the date of grant of an option for such ISO Shares will be treated as subject to a substantial risk of forfeiture for the six-month period immediately following the date of grant.
Thus, in the case of a disqualifying disposition the optionee will recognize ordinary income equal to the difference between the fair market value of the ISO Shares on the date six months after the date of grant (or, if less, the amount realized on the sale of the ISO shares) and the option exercise price unless the optionee makes an 83(b) election. Any remaining amount of gain on the disqualifying disposition will be long or short term capital gain depending on the amount of time the ISO Shares have been held. If the optionee makes an 83(b) election the ordinary income would be equal to the difference between the fair market value on the date of exercise (or, if less, the amount realized on the sale of the ISO Shares) and the option exercise price (assuming an 83(b) election is effective for regular tax purposes for an ISO). Moreover, for alternative minimum tax calculation purposes, unless the optionee makes an 83(b) election, the adjustment to income will be based on the difference between the fair market value of the shares on the date six months after the date of Grant.

In the event of the exercise of an NSO within six months after the date of the NSO, the optionee will include in income as compensation an amount equal to the difference between the option exercise price and the fair market value of the shares on the date six months after the date of grant unless the optionee makes an 83(b) election. If the optionee makes an 83(b) election, the optionee will include in income as compensation an amount equal to the difference between the option exercise price and the fair market value on the date of exercise.

Officers and directors should consult their tax advisors regarding these issues and the advisability of filing 83(b) elections.

Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the exercise of an NSO by a domestic employee or director to the extent that the optionee recognizes ordinary income and the Company withholds tax. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

               SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected Deloitte & Touche as independent accountants of the Company for the year ending December 31, 1994 and further directed that the Company submit the selection of independent accountants for ratification by shareholders at the Company's annual meeting. Deloitte & Touche acted for the Company in such capacity for the year ended December 31, 1993. Representatives of Deloitte & Touche are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

                      SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 1995 Annual Meeting must be received at the Company's principal office no later than December 28, 1994 in order to be considered for inclusion in the proxy statement and form of proxy related to that meeting.

                          OTHER BUSINESS

The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

By order of the Board of Directors

Cheryl L. Rex
Secretary

DATED: April 18,1994
Saugus, California